SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2012

SCOTT’S LIQUID GOLD-INC.

(Exact name of Registrant as specified in its charter)

Colorado	001-13458	84-0920811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4880 Havana Street, Denver, CO	80239
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (303) 373-4860

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Following the approval of the Board of Directors, Scott’s Liquid Gold-Inc., a Colorado corporation (the “Company”), entered into the Second Amendment to Shareholder Rights Agreement, dated January 6, 2012 (the “Second Amendment”), between the Company and Broadridge Corporate Issuer Solutions, Inc. (“Broadridge” or “Rights Agent”), as the successor rights agent to Wells Fargo Bank Minnesota, N.A., the former rights agent under the Shareholder Rights Agreement dated February 21, 2001 (as amended, the “Shareholder Rights Agreement”).

The Second Amendment also (i) removes the second sentence of Section 2 of the Rights Agreement concerning the appointment of a co-rights agent, (ii) provides for indemnification obligations of the Company to the Rights Agent except for liabilities incurred due to the Rights Agent’s gross negligence, bad faith or willful misconduct, and (iii) makes other technical corrections to the language of the Rights Agreement.

Broadridge also serves as the Company’s transfer agent and registrar for its common shares.

A copy of the Second Amendment is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated by reference herein. The foregoing description of the Second Amendment is qualified in its entirety by reference to Exhibit 4.1.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K regarding the Second Amendment and the Shareholder Rights Agreement is incorporated in its entirety by reference herein.

Item 8.01	Other Events

The Company has appointed Broadridge to be the Company’s sole transfer agent and registrar for the Company’s common shares pursuant. This appointment is effective as of January 6, 2012.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

4.1	Second Amendment to Shareholder Rights Agreement, dated January 6, 2012, between Scott’s Liquid Gold-Inc. and Broadridge Corporate Issuer Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOTT’S LIQUID GOLD-INC.

Date: January 10, 2012	/s/ Jeffrey R. Hinkle
By: Jeffrey R. Hinkle
Executive Vice President of Corporate Development and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Second Amendment to Shareholder Rights Agreement, dated January 6, 2012, between Scott’s Liquid Gold-Inc. and Broadridge Corporate Issuer Solutions, Inc.